BRADLEY PHARMACEUTICALS, INC.
                    		CONDENSED CONSOLIDATED
                   		STATEMENTS OF CASH FLOWS
	                        	(UNAUDITED)

                                              					Three Months Ended
	                                                  				March 31,
			                                                	1998	      	1997

Supplemental disclosures of cash flow
    information:

         Cash paid during the period for:

             	Interest                        	$   38,748 	   43,108

             	Income taxes                   		$	   7,300      	 -










         See Notes to Condensed Consolidated Financial Statements


















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